UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported January 17, 2006)

CARAUSTAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	0-20646	58-1388387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Austell Powder Springs Road, Suite 300 Austell, Georgia	30106-3227
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 948-3101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

See Item 2.01 below, which is incorporated into this Item by reference.

Item 1.02	Termination of a Material Definitive Agreement

See Item 2.01 below, which is incorporated into this Item by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On January 17, 2006, Caraustar Industries, Inc. (“Caraustar” or the “Company”) completed a transaction (the “Transaction”) to sell its 50% ownership interest in Standard Gypsum, L.P. (“Standard”) to Standard’s other 50% owner, Temple-Inland, Inc. (“Temple”). The sale was made pursuant to an agreement for purchase and sale of partnership interests dated January 17, 2006 (the “Purchase Agreement”), between Caraustar and the subsidiaries of Caraustar and Temple who were partners in Standard. Standard was operated as a joint venture and managed by Temple-Inland. Standard owns two gypsum wallboard manufacturing facilities, one in McQueeney, Texas and the other in Cumberland City, Tennessee. Pursuant to the Purchase Agreement, Temple purchased the Company’s 50% ownership interest for $150 million, which was paid at closing. Temple also assumed all of Standard’s $56.2 million in debt obligations and all other liabilities of Standard.

The Company also obtained an amendment, dated as of December 27, 2005 and effective as of January 17, 2005, to its $75 million senior revolving Credit Agreement, dated as of June 24, 2003, with Bank of America, N.A., as Administrative Agent, to permit the Transaction.

As a result of the Transaction, Caraustar ceased to be entitled to further distributions from Standard for all periods subsequent to January 1, 2006, and all of Caraustar’s rights and obligations as a partner in Standard pursuant to the Partnership Agreement of Standard, dated as of December 31, 2000, ceased.

Caraustar and Temple continue to participate as 50% joint venture partners in Premier Boxboard Limited LLC, which is operated by Caraustar.

Item 2.02. Results of Operations and Financial Condition. Caraustar issued a press release, dated January 17, 2006, announcing the Transaction and including, for informational purposes only, certain summary unaudited historical financial data on Caraustar’s previously announced intention to exit from the coated recycled boxboard and specialty contract packaging businesses, and its recently completed sale of its corrugated packaging business. A copy of this press release is furnished herewith as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure. Caraustar issued a press release, dated January 17, 2006, announcing the Transaction . The contents of this press release are furnished herewith pursuant to this Item 7.01.

Item 9.01	Financial Statements and Exhibits

(b) Unaudited Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial statements presented below are based on the historical financial statements of the Company and give effect to the disposition of the Company’s 50% ownership interest in Standard. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2005 gives effect to the sale of the Company’s ownership interest in Standard as if it occurred on on that date. The unaudited pro forma condensed consolidated statements of operations for the nine-months ended September 30, 2005 and the year ended December 31, 2004 assume the sale of the Company’s ownership interest in Standard took place on January 1, 2004 and do not include the resulting pre-tax gain of approximately $133.5 million from the sale of Standard.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. These adjustments are more fully described in the notes to the unaudited pro forma condensed consolidated financial statements below.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the actual results or financial position of the Company had the pro forma events been completed on the dates described above and do not project the Company’s financial position or results of operations for any future period or date. The following pro forma condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and Quarterly reports on Form 10-Q for the nine months ended September 30, 2005.

(c) Exhibits

Exhibit 99.1 Press Release

This report on Form 8-K, including the information filed or furnished herewith, includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Statements that are not statements of historical fact, as well as statements including words such as “expect,” “intend,” “will,” “believe,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “may,” “would,” “could,” “should,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by such statements. Such risk factors include, among others: uncertainties as to the timing or satisfaction of conditions to closing of the Company’s expected sale of its CRB mill system and specialty contract packaging businesses and its ability to sell other related facilities: uncertainties regarding the terms and conditions, if any, upon which the Company is able to obtain an expanded revolving credit facility; the competitive environment in the paper industry and competition, customer and vendor responses to the company’s proposed strategic transformation plan; and uncertainties regarding the cost, availability or feasibility of expansion, technology, investment or acquisition opportunities that the Company may desire to pursue. Additional risk factors relating to Caraustar that could cause actual results to differ from those expressed or implied by the Company’s forward looking statements are contained in Caraustar’s most recent Forms 10-K and 10-Q and 8-K filed with, or furnished to, the Securities and Exchange Commission. Caraustar undertakes no obligation to update any forward-looking statements and is not responsible for any changes made to this report or any materials filed or furnished herewith by wire or Internet services.

CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 2005

(In Thousands, Except Per Share Data)

	Caraustar Historical	Pro Forma Disposition Adjustments			Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$90,670		$147,000	(A)	$237,670
Receivables, net of allowances for doubtful accounts, returns, and discounts of $3,937	119,485				119,485
Inventories	86,134				86,134
Refundable income taxes	399		(399	)(A)	—
Current deferred tax asset	9,060				9,060
Other current assets	14,138				14,138

Total current assets	319,886		146,601		466,487

PROPERTY, PLANT AND EQUIPMENT:
Land	11,802				11,802
Buildings and improvements	139,103				139,103
Machinery and equipment	629,245				629,245
Furniture and fixtures	16,583				16,583

	796,733		—		796,733
Less accumulated depreciation	(411,783)				(411,783)

Property, plant and equipment, net	384,950		—		384,950

GOODWILL	183,130				183,130
INVESTMENT IN UNCONSOLIDATED AFFILIATES	58,246		(13,531	)(A)	44,715
OTHER ASSETS	22,979				22,979

	$969,191		$133,070		$1,102,261

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of debt	$80	$			$80
Accounts payable	90,505				90,505
Accrued interest	20,113				20,113
Accrued compensation	11,042				11,042
Capital lease obligations	510				510
Income taxes payable	—		15,824	(A)	15,824
Other accrued liabilities	33,153				33,153

Total current liabilities	155,403		15,824		171,227

OTHER LONG-TERM DEBT, less current maturities	502,800				502,800
LONG-TERM CAPITAL LEASE OBLIGATIONS	721				721
DEFERRED INCOME TAXES	59,411		30,528	(A)	89,939
PENSION LIABILITY	26,898				26,898
OTHER LIABILITIES	5,303				5,303
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $.10 par value; 5,000,000 shares authorized, no shares issued	—				—
Common stock, $.10 par value,; 60,000,000 shares authorized, 28,783,384 shares issued and outstanding at September 30, 2005	2,878				2,878
Additional paid-in capital	192,023		—		192,023
Unearned compensation	(3,690)				(3,690)
Retained earnings	49,165		86,718	(A)	135,883
Accumulated other comprehensive (loss) income:					0
Minimum pension liability adjustment	(22,621)				(22,621)
Foreign currency translation	900				900

Total accumulated other comprehensive loss	(21,721)		—		(21,721)

Total Shareholders’ Equity	218,655		86,718		305,373

	$969,191		$133,070		$1,102,261

CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

(In Thousands, Except Per Share Data)

	Caraustar Historical	Pro Forma Disposition Adjustments		Pro Forma
SALES	$806,597	$—		$806,597
COST OF SALES	694,156	—		694,156

Gross profit	112,441	—		112,441
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	105,453	—		105,453
RESTRUCTURING AND IMPAIRMENT	342	—		342

Income from operations	6,646	—		6,646
OTHER (EXPENSE) INCOME:
Interest expense	(31,568)	—		(31,568)
Interest income	1,811	—		1,811
Equity in income of unconsolidated affiliates	27,531	(21,465	)(B)	6,066
Other, net	381	—		381

	(1,845)	(21,465)		(23,310)

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST	4,801	(21,465)		(16,664)
(PROVISION) BENEFIT FOR INCOME TAXES	(4,050)	7,513	(B)	3,463
MINORITY INTEREST IN INCOME	(138)	—		(138)

NET INCOME (LOSS)	$613	$(13,952)		$(13,339)

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment	23			23

COMPREHENSIVE INCOME (LOSS)	$636	$(13,952)		$(13,316)

BASIC
NET INCOME (LOSS) PER COMMON SHARE	$0.02	$(0.48)		$(0.46)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	28,769	28,769		28,769

DILUTED
NET INCOME (LOSS) PER COMMON SHARE	$0.02	$(0.48)		$(0.46)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	28,887	28,769		28,769

CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004

(In Thousands, Except Per Share Data)

	Caraustar Historical	Pro Forma Disposition Adjustments		Pro Forma
SALES	$1,060,275	$—		$1,060,275
COST OF SALES	900,368	—		900,368

Gross profit	159,907	—		159,907
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	136,445	—		136,445
RESTRUCTURING AND IMPAIRMENT COSTS	22,112	—		22,112
GAIN ON SALE OF REAL ESTATE	10,323	—		10,323

Income (loss) from operations	11,673	—		11,673
OTHER (EXPENSE) INCOME:
Interest expense	(42,160)	—		(42,160)
Interest income	948	—		948
Write-off of deferred debt costs	—	—		—
Equity in income of unconsolidated affiliates	25,251	(20,759	)(B)	4,492
Other, net	(1,041)	—		(1,041)

	(17,002)	(20,759)		(37,761)

LOSS BEFORE MINORITY INTEREST AND INCOME TAXES	(5,329)	(20,759)		(26,088)
MINORITY INTEREST IN (INCOME) LOSSES	(184)	—		(184)
BENEFIT FOR INCOME TAXES	1,534	7,266	(B)	8,800

NET INCOME (LOSS)	$(3,979)	$(13,493)		$(17,472)

OTHER COMPREHENSIVE LOSS:
Minimum pension liability adjustment	(3,377)	—		(3,377)
Foreign currency translation adjustment	275	—		275

COMPREHENSIVE LOSS	$(7,081)	$(13,493)		$(20,574)

BASIC
NET LOSS PER COMMON SHARE	$(0.14)	$(0.47)		$(0.61)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	28,479	28,479		28,479

DILUTED
NET LOSS PER COMMON SHARE	$(0.14)	$(0.47)		$(0.61)

DILUTED WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	28,479	28,479		28,479

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(A) To record the disposition, including the elimination of the investment, and to reflect the application of the estimated sale proceeds.

(in thousands)
Sale proceeds	$150,000
Estimated transaction expenses	(3,000)

147,000
Investment in unconsolidated affiliate	(13,531)

Estimated gain on sale of Standard	133,469
Income tax provision	(46,751)

Estimated gain on sale, net of taxes	$86,718

(B) To eliminate the Company’s interest in the net income of the unconsolidated joint venture and the related tax provision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2006

CARAUSTAR INDUSTRIES, INC.

By:	/s/ RONALD J. DOMANICO
Ronald J. Domanico Senior Vice President and Chief Financial Officer